UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C
(Rule 14c-101)
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934
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☑ Preliminary Information Statement
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☐ Definitive Information Statement
Horizon Offshore, Inc.
(Name of Registrant As Specified In Its Charter)
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INFORMATION STATEMENT
INTRODUCTION
VOTING SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AMENDMENT TO OUR CERTIFICATE OF INCORPORATION
Appendix A

PRELIMINARY COPY	PRELIMINARY COPY
Horizon Offshore, Inc.
2500 CityWest Boulevard, Suite 2200
Houston, Texas 77042
Dear Stockholder:
     We are providing you with this letter to inform you that stockholders (the “Majority Stockholders”) holding approximately 58.2% of the issued and outstanding shares of common stock of Horizon Offshore, Inc., a Delaware corporation (“we” “us” or the “Company”) have approved, by written consent in lieu of a meeting, an amendment to our certificate of incorporation (the “Certificate of Incorporation”) to reduce the par value of our common and preferred stock from $0.001 per share to $0.00001 per share (the “Amendment”). The enclosed Information Statement and Notice of Stockholder Action fully describes the Amendment.
     The written consent signed by the Majority Stockholders, which was delivered to the Company on October 26, 2005, satisfies the stockholder approval requirements under Delaware law and our Certificate of Incorporation and will allow us to amend our Certificate of Incorporation as contemplated by the Amendment on or after November 25, 2005.
We are not asking you for a proxy and you are requested not to send us a proxy.
     This Information Statement is furnished solely for the purpose of informing you of the Amendment approved by the Majority Stockholders in the manner required by Rule 14c-2(b) under the Securities Exchange Act of 1934. This is not a notice of a meeting of stockholders and no stockholder’s meeting will be held to consider the Amendment.
     Our Board of Directors has fully reviewed and unanimously approves the Amendment and has determined that the Amendment is in the best interests of the Company.
Thank you for your support.

Sincerely,

David W. Sharp President and Chief Executive Officer November , 2005

PRELIMINARY COPY	PRELIMINARY COPY
Horizon Offshore, Inc.
2500 CityWest Boulevard, Suite 2200
Houston, Texas 77042
INFORMATION STATEMENT
AND
NOTICE OF ACTION TAKEN WITHOUT A MEETING
Dated November      , 2005
INTRODUCTION
     This Information Statement is being mailed on or about November      , 2005 to the stockholders of Horizon Offshore, Inc. (“we” “us” or the “Company”) who owned their shares of record as of the close of business on October 26, 2005. This Information Statement is being sent to you for information purposes only. No action is required or requested on your part.
We are not asking you for a proxy and you are requested not to send us a proxy.
     The purpose of this Information Statement is to inform you that on October 26, 2005, stockholders of the Company holding an aggregate of approximately 68,517,007 shares of our common stock (the “Majority Stockholders”), which constitutes approximately 58.2% of the issued and outstanding shares of our common stock as of October 26, 2005, approved by written consent in lieu of a meeting an amendment to our certificate of incorporation (the “Certificate of Incorporation”) to reduce the par value of our common and preferred stock from $0.001 per share to $0.00001 per share (the “Amendment”).
     Under our Certificate of Incorporation and Delaware law, the affirmative vote or written consent of the holders of a majority of the issued and outstanding shares of our common stock is necessary to approve the Amendment. The record date for determining the stockholders entitled to vote on the Amendment was the close of business on October 26, 2005. Our common stock is the only class of our securities entitled to vote on the Amendment. Each share of common stock is entitled to one vote. Our Certificate of Incorporation and Delaware law allow our stockholders to act by written consent in lieu of a meeting.
VOTING SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
Common Stock Ownership of Principal Stockholders
     The following table provides you with information, as of October 26, 2005, regarding beneficial ownership of our common stock of each stockholder that we know to be the beneficial owner of more than 5% of our outstanding common stock, determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Unless otherwise indicated, all information set forth in the following table is based on the information filed by such stockholder with the Securities and Exchange Commission and the shares are held with sole voting and investment power. The table does not include shares of common stock issuable upon conversion of our outstanding Series B Mandatorily Convertible Redeemable Preferred Stock (the “Series B Preferred Stock”). As of October 26, 2005, we had 117,699,859 shares of common stock outstanding.

		Percent
	No. of	of
Name and Address of Beneficial Owner	Shares	Class
Falcon Mezzanine Investments, LLC(1)
21 Common Street House, 10th Floor
Boston, MA 02110	7,280,340	6.2%

Elliott Associates, L.P.(2) 712 Fifth Avenue 36th Floor New York, NY 10019	23,943,775	20.3%

Lloyd I. Miller, III(3) 4550 Gordon Drive Naples, FL 34102	12,746,961	10.8%

(1)	In its Schedule 13D filed April 11, 2005, Falcon Mezzanine Investments, LLC reported it has shared voting and dispositive power with respect to all reported shares with Falcon Mezzanine Partners, LP, of which Falcon Mezzanine Investments, LLC is the general partner, and Falcon Investment Advisors, LLC, which manages Falcon Mezzanine Partners, L.P. Falcon Mezzanine Investments, LLC is a wholly-owned subsidiary of Falcon Partners Holdings, LLC, which is controlled by Mr. Sandeep D. Alva.

(2)	In its Schedule 13D filed April 11, 2005, Elliott Associates, L.P. reported it has sole voting and dispositive power with respect to 14,307,772 of these shares and shared voting and dispositive power with respect to 9,636,003 of these shares with Elliott International, L.P. and Elliott International Capital Advisors, Inc. Paul E. Singer and an entity controlled by him are the general partners of Elliott Associates, L.P., and an entity controlled by Mr. Singer is the general partner of Elliott International, L.P.

(3)	In his Schedule 13G filed April 11, 2005, Lloyd I. Miller, III reported he has sole voting power with respect to 10,748,813 of these shares as an individual, a manager of a limited liability company that is the general partner of certain limited partnerships, the trustee of a grantor retained annuity trust, the trustee to certain generation skipping trusts and the custodian to an account set up under the Florida Uniform Gifts to Minors Act; shared voting power with respect to 1,998,148 of these shares as an investment advisor to the trustee of a certain family trust; sole dispositive power with respect to 10,649,127 of these shares as an individual, a manager of a limited liability company that is the general partner of certain limited partnerships, the trustee to certain generation skipping trusts and the custodian to an account set up under the Florida Uniform Gift to Minors Act; and shared dispositive power with respect to 2,097,834 of these shares as an investment advisor to the trustee of a certain family trust and the trustee of a grantor retained annuity trust.
Common Stock Ownership of Management
     The following table provides you with information, as of October 26, 2005, regarding beneficial ownership of our common stock of each of our directors and named executive officers and all of our directors and executive officers as a group. All information set forth in the following table is based on the most recent information filed by such officer or director with the Securities and Exchange Commission. Unless otherwise indicated, all shares are held with sole voting and investment power.

		No. of Shares
	No. of	Acquirable Through	Percent of
Name of Beneficial Owner(1)	Shares(2)	Stock Options	Class
David W. Sharp	5,862,074	156,332	5.1%
George G. Reuter	5,852,074	49,166	5.0%
William B. Gibbens, III	5,855,074	78,000	5.0%
Ronald D. Mogel	—	28,000	*
John T. Mills	55,000	20,000	*
Charles O. Buckner	—	20,000	*
Ken R. LeSuer	10,000	25,000	*
Raymond L. Steele	—	10,000	*
All executive officers and directors as a group (8 persons)	17,634,222	386,498	15.3%

*	Less than 1%.

(1)	The address for the directors and executive officers is 2500 CityWest Boulevard, Suite 2200, Houston, Texas 77042.

(2)	Excludes shares subject to options that will be exercisable within 60 days of October 26, 2005, which shares are set forth separately in the next column.
     Trading in the Company’s common stock is in the over the counter market, primarily through listings in the National Quotation Bureau “Pink Sheets” under the symbol “HOFF.PK,” but our common stock is not currently listed or quoted on any recognized national or regional securities exchange or market.
AMENDMENT TO OUR CERTIFICATE OF INCORPORATION
     The following is a brief description of the Amendment to our Certificate of Incorporation and the reasons therefor.
Reduction in Par Value of Common and Preferred Stock
     Our board of directors and our Majority Stockholders have approved an Amendment to our Certificate of Incorporation to reduce the par value of our common and preferred stock from $0.001 per share to $0.00001 per share and to reclassify the outstanding shares of our common and preferred stock into such lower par value shares. Upon effectiveness of the Amendment, Paragraph 1 of Article IV of our Certificate of Incorporation will read in its entirety as follows:
1. Authorized Stock. The Corporation shall be authorized to issue an aggregate of 1,505,000,000 shares of capital stock, of which 1,500,000,000 shares shall be common stock, $.00001 par value per share (the “Common Stock”), and 5,000,000 shares shall be Preferred Stock, $.00001 par value per share (the “Preferred Stock”). Each share of the Corporation’s common stock and preferred stock outstanding on the date hereof shall be reclassified into one share of Common Stock or Preferred Stock, as the case may be.
Purpose of the Par Value Reduction
     Under the recapitalization letter agreement dated March 31, 2005 that we entered into with all of the holders of our 16% and 18% Subordinated Secured Notes due March 31, 2007 (the “Recap Letter Agreement”), we

agreed to propose to our stockholders amending our certificate of incorporation to decrease the par value of our common and preferred stock. Under the current version of the Delaware General Corporation Law, once a par value is assigned to the shares of capital stock of a Delaware corporation, the corporation cannot issue shares of capital stock for consideration less than the stock’s par value, except out of treasury shares. We believe that reducing the par value of our stock will allow our Board of Directors greater flexibility in setting the consideration paid upon an original issuance of our common or preferred stock or an original issuance of securities exercisable for or convertible into shares of our common stock. The reduction in par value from $0.001 per share to $0.00001 per share will also ensure that our outstanding shares of Series B Preferred Stock will convert into shares of our common stock in accordance with the certificate of designation, preferences and rights governing the Series B Preferred Stock.
     “Par value” is a dollar value assigned to shares of capital stock by a corporation’s incorporators. There is no minimum or maximum value requirement for par value under the Delaware General Corporation Law.
Principal Effects of the Proposed Reduction in Par Value
     Upon effectiveness of the Amendment, management will make appropriate adjustments to the stockholders’ equity accounts on our balance sheet. For example, if we had effected the reduction in par value on September 30, 2005, the amount of our stated capital could have been reduced to, and our additional paid-in capital account could have been increased by, approximately $91.4 million.
Required Vote
     Under Delaware law, an amendment to a corporation’s Certificate of Incorporation requires the affirmative vote of a majority of the outstanding stock entitled to vote thereon.
Action by Written Consent; No Vote Required
     Your consent is not required and is not being solicited in connection with the Amendment. Pursuant to Section 228 of the Delaware General Corporation Law, unless otherwise provided in a corporation’s Certificate of Incorporation or bylaws, any action required or permitted to be taken at a meeting of stockholders of a corporation may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power. On October 26, 2005, the Majority Stockholders, who held on such date an aggregate of approximately 68,517,007 shares of our common stock, or approximately 58.2% of the issued and outstanding shares of our common stock as of October 26, 2005, acted by written consent and authorized the Amendment. Accordingly, the action by written consent of the Majority Stockholders is sufficient, without the concurring consent of any of our other stockholders, to approve and adopt the Amendment.
Notice of Action by Written Consent
     Pursuant to Rule 14c-2 of Regulation 14C promulgated under the Securities Exchange Act of 1934, as amended, we are required to distribute an information statement to every stockholder from whom consent is not solicited at least 20 calendar days prior to the earliest date on which the proposed amendment to our Certificate of Incorporation becomes effective. This Information Statement serves as the notice required by Rule 14c-2 of Regulation 14C.
Effective Date of the Amendment
     The amendment to our Certificate of Incorporation will become effective upon the filing of a Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of Delaware. Our board of directors intends to file the Certificate of Amendment to our Certificate of Incorporation as soon as practicable upon the passing of 20 calendar days from the later of (i) the date a definitive copy of this Information Statement is filed with the Securities and Exchange Commission (“SEC”) and (ii) the date a definitive copy of this Information Statement is mailed to our stockholders. The full text of the proposed amendment is set forth in Appendix A to this Information Statement. The text of the Amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of Delaware and as our board of directors deems necessary and advisable to effect the Amendment. The summary of the Amendment contained herein is qualified in its entirety to the text of the Amendment.
Dissenters’ Rights
     Under Delaware law, our stockholders are not entitled to dissenter’s rights with respect to the actions set forth in this Information Statement or to demand appraisal of their shares as a result of the approval of any of these actions.
Miscellaneous
     All costs incurred in the mailing of this Information Statement will be borne by us. We may make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of information materials to the beneficial owners of shares of our common stock held of record by such persons, and the Company may reimburse such brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses incurred in connection therewith.
     We have not authorized anyone to provide you with information that is different from what is contained in this Information Statement. You should not assume that the information contained in this Information Statement is accurate as of any date other than the date hereof, and the mailing of this Information Statement to our stockholders shall not create any implication to the contrary.

By Order of the Board of Directors

William B. Gibbens, III Secretary

Houston, Texas November , 2005

Appendix A
     Upon effectiveness of the Amendment, Paragraph 1 of Article IV of our Certificate of Incorporation will read in its entirety as follows:
1. Authorized Stock. The Corporation shall be authorized to issue an aggregate of 1,505,000,000 shares of capital stock, of which 1,500,000,000 shares shall be common stock, $.00001 par value per share (the “Common Stock”), and 5,000,000 shares shall be Preferred Stock, $.00001 par value per share (the “Preferred Stock”). Each share of the Corporation’s common stock and preferred stock outstanding on the date hereof shall be reclassified into one share of Common Stock or Preferred Stock, as the case may be.

A-1